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[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
                                                                Exhibit 5.1
                                   October 17, 1997



SAFECO Capital Trust I
SAFECO Corporation
c/o SAFECO Corporation
4333 Brooklyn Avenue N.E.
Seattle, WA  98185

    Re:  8.072% Capital Securities of SAFECO Capital Trust I
Ladies and Gentlemen:

    We have acted as special Delaware counsel to SAFECO Corporation, a Washington corporation (the "Company"), and SAFECO Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec. 3801 ET. SEQ.) (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Trust of $850,000,000 aggregate liquidation amount of 8.072% Capital Securities (the "Capital Securities") to be issued pursuant to a proposed exchange offer (the "Exchange Offer"). The Capital Securities will be registered under the Act pursuant to a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on the date hereof.

    The Capital Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of July 15, 1997 (the "Declaration"), by and among Boh A. Dickey, Rodney A. Pierson and George P. Yonker, as administrative trustees, The Chase Manhattan Bank, as property trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware trustee and the Company, as sponsor.

    This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement;


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SAFECO Capital Trust I
SAFECO Corporation
October 17, 1997
Page 2


(ii) an executed copy of the Registration Rights Agreement, dated as of July 15, 1997 (the "Registration Rights Agreement"), among the Company, Smith Barney Inc., Salomon Brothers Inc and BancAmerica Securities, Inc.; (iii) the form of the Capital Securities and a specimen certificate thereof; (iv) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on June 19, 1997; and (v) the Declaration. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

    This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. The Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Registration Statement becomes effective and the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the Exchange Offer as contemplated by the


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SAFECO Capital Trust I
SAFECO Corporation
October 17, 1997
Page 3


Registration Rights Agreement and the Registration Statement, the Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

    2. The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee and to exercise its rights and powers under the Declaration.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Exchange Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
                                            Very truly yours,

                                            SKADDEN, ARPS, SLATE, MEAGHER &
                                            FLOM LLP